Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR SECOND QUARTER 2011

Names Ken Cruse as CEO

Comparable Hotel RevPAR Increases 7.2%

Comparable Hotel EBITDA Margins Increase 280 Basis Points

ALISO VIEJO, CA – August 8, 2011 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the second quarter ended June 30, 2011.

Second Quarter 2011 Operational Results (as compared to Second Quarter 2010)(1):

•                  Comparable Hotel RevPAR increased 7.2% to $131.89.

•                  Comparable Hotel EBITDA increased 16.7% to $68.1 million.

•                  Comparable Hotel EBITDA Margins increased by 280 basis points to 31.3%.

•                  Income available to common stockholders was $31.1 million (vs. a loss of $4.9 million in the second quarter 2010).

•                  Income available to common stockholders per diluted share was $0.26 (vs. a loss of $0.05 in the second quarter 2010).

•                  Adjusted EBITDA increased by 46.0% to $63.0 million.

•                  Adjusted FFO available to common stockholders increased by 94.6% to $34.6 million.

•                  Adjusted FFO available to common stockholders per diluted share increased by 66.7% to $0.30.

Ken Cruse, President and Chief Executive Officer, stated, “With a new, talented team and a strong focus on operating performance, financial flexibility and transparency, Sunstone is well positioned to drive meaningful returns for our stockholders.  As evidenced by our solid growth in revenues, EBITDA and margins during the second quarter, the new Sunstone team is already having a positive effect on the business.”

(1)          Comparable Hotel RevPAR, Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 32 Hotel Portfolio, which includes all hotels owned by the Company as of June 30, 2011, excluding the Valley River Inn which has been classified as held for sale as of June 30, 2011 and included in discontinued operations for all periods presented due to its probable sale within the next year. The Comparable 32 Hotel Portfolio also includes results for the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel in June 2010, as well as prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, and the Hilton San Diego Bayfront acquired by the Company in April 2011, for all periods presented.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Total Revenue	$218.3	$157.4	38.7%	$377.3	$295.2	27.8%
Comparable Hotel RevPAR	$131.89	$122.98	7.2%	$121.53	$113.28	7.3%

Comparable Hotel EBITDA Margin	31.3%	28.5%	280 bps	27.4%	26.1%	130 bps

Income available (loss attributable) to common stockholders	$31.1	$(4.9)		$76.8	$(31.2)
Income available (loss attributable) to common stockholders per diluted share	$0.26	$(0.05)		$0.66	$(0.32)
EBITDA	$92.2	$47.3		$190.3	$77.3
Adjusted EBITDA	$63.0	$43.2		$95.2	$74.2
FFO available to common stockholders	$49.7	$19.9		$124.5	$18.9
Adjusted FFO available to common stockholders	$34.6	$17.8		$43.0	$21.7
FFO available to common stockholders per diluted share (1)	$0.42	$0.20		$1.06	$0.19
Adjusted FFO available to common stockholders per diluted share (1)	$0.30	$0.18		$0.37	$0.22

(1)          Reflects the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.42 and $0.21, respectively, for the three months ended June 30, 2011 and 2010, and $1.05 and $0.22, respectively, for the six months ended June 30, 2011 and 2010. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.30 and $0.19, respectively, for the three months ended June 30, 2011 and 2010, and $0.38 and $0.25, respectively, for the six months ended June 30, 2011 and 2010.

Disclosure regarding the non-GAAP financial measures in this release is included on page 6. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 12 of this release.

Management Update

Effective immediately, Sunstone’s Board of Directors named Ken Cruse President and Chief Executive Officer of the company and a member of its Board of Directors.  Mr. Cruse, 42, joined Sunstone in April of 2005.  Mr. Cruse became President in December 2010 after holding leadership positions in both asset management and finance, most recently serving as Sunstone’s Chief Financial Officer from January 2007 through December of 2010.

Mr. Cruse stated, “I look forward to leading the Sunstone team.  We, as a team, are committed to achieving solid returns for our stockholders, while improving financial flexibility and improving transparency.  I thank our Board of Directors and especially Bob Alter for the support and involvement over the last eight months during my transition to CEO.”

The appointment marks the conclusion of a period of co-leadership by Mr. Cruse and Bob Alter, Sunstone’s Executive Chairman, which was instituted in December 2010 as a means to provide stability and support during Mr. Cruse’s transition into the CEO role.  During this period, the Company executed on a number of growth initiatives and assembled Sunstone’s current leadership team.

The Board of Directors stated, “Over the past six years, Ken has led a number of Sunstone’s most significant initiatives, ranging from asset management to major acquisitions and capital markets transactions.  As CEO, Ken’s depth of experience and unique mix of strategic vision, integrity, passion and discipline will serve Sunstone very well.”

Balance Sheet/Liquidity Update

As of June 30, 2011, the Company had approximately $205.9 million of cash and cash equivalents, including restricted cash of $61.1 million. The Company intends to use a material portion of its unrestricted cash to reduce the principal balance on the Doubletree Guest Suites Times Square mortgage, which matures in January 2012.

John V. Arabia, Chief Financial Officer, stated, “We have received strong lender interest in refinancing the Doubletree Guest Suites Times Square given the superior quality and location of the hotel.  Following this refinancing, Sunstone will have less than $100 million of debt maturing through year-end 2014.  We remain committed to gradually and methodically reducing our financial leverage while maximizing shareholder value and growing the company.”

As of June 30, 2011, total assets were $3.2 billion, including $2.8 billion of net investments in hotel properties, total debt was $1.7 billion and stockholders’ equity was $1.3 billion.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles.  The Company undertakes no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Disposition Update

Due to the probable sale of the 257-room Valley River Inn located in Eugene, Oregon within the next year, the Company classified the hotel as held for sale as of June 30, 2011, and reclassified the hotel’s assets and liabilities as of June 30, 2011 and December 31, 2010 to discontinued operations on its balance sheets and the hotel’s results of operations for the three and six months ended June 30, 2011 and 2010 to discontinued operations on its statements of operations.

Capital Improvements

During the second quarter of 2011, the Company invested $32.1 million in capital improvements to its portfolio.  Year-to-date through the end of the second quarter of 2011, the Company completed several value enhancing renovations, including major rooms and/or public area renovations at the Courtyard Los Angeles Airport, Doubletree Guest Suites Minneapolis, Kahler Inn and Suites, Marriott Houston, Marriott Rochester, Embassy Suites Chicago, Marriott Quincy, Marriott Tysons Corner, Sheraton Cerritos, Marriott Troy, Marriott Philadelphia and Hyatt Regency Newport Beach. The Company expects to complete the renovation of the public space and meeting space expansion at the Marriott Boston Long Wharf during the third quarter of 2011.

During the fourth quarter of 2011, the Company will commence the up-branding of the 460-room Doubletree Guest Suites Times Square to the Hilton Suites Times Square. The public space renovation will begin during the fourth quarter followed by a complete room renovation during the first quarter of 2012. The Company will provide updated timing and project scope, including anticipated displacement, during the third quarter call.

2011 Outlook

The Company is providing guidance at this time but does not undertake to make updates for any developments in its business or changes in the operating environment. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company has provided guidance for the full year 2011. The Company’s guidance does not take into account any additional hotel acquisitions, dispositions or financings during 2011. Prior 2011 guidance included full year results for the Valley River Inn, which is classified as held for sale and is expected to be sold within the next year. EBITDA for the Valley River Inn, which was included in prior guidance, was expected to have been $0.5 million and $0.3 million for the third and fourth quarter, respectively.

For the full year 2011, the Company expects:

Metric	Prior Guidance (1)	Adjusted Prior Guidance (2)	Current Guidance	Change to Adjusted Prior Midpoint
Comparable Portfolio RevPAR (3)	+6% - 8%	+6% - 8%	+6% - 8%	-
Loss attributable to common stockholders ($ millions)	($42) - ($30)	($42) - ($31)	($42) - ($31)	-
Adjusted EBITDA ($ millions)	$204 - $215	$203 - $214	$203 - $214	-
Adjusted FFO ($ millions)	$92 - $103	$91 - $102	$91 - $102	-
Adjusted FFO per share	$0.78 - $0.88	$0.77 - $0.87	$0.77 - $0.87	-

(1) Includes approximately $0.8 million of Adjusted EBITDA and $0.4 million of Adjusted FFO related to the second half earnings forecast of the Valley

River Inn, which was classified as held for sale as of June 30, 2011 due to its probable sale within the next year.

(2) Prior guidance has been adjusted to reflect the probable sale of the Valley River Inn.

(3) Includes 33 comparable hotels for the prior guidance and 32 comparable hotels for the current guidance.

Mr. Arabia stated, “With the introduction of an enhanced quarterly financial supplemental, including robust disclosure relating to property-level operating fundamentals and earnings, we have meaningfully increased the quality of our disclosure and the transparency of our operational performance and capital structure.  Combined with last quarter’s reinstatement of earnings guidance, this additional step demonstrates management’s commitment to providing investors with the appropriate tools to analyze Sunstone’s portfolio and corporate performance.”

Dividend Update

On August 5, 2011, the Company’s Board of Directors declared a cash dividend of $0.50 per share payable to its Series A and Series D cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on October 15, 2011 to stockholders of record on September 30, 2011.  No dividend was declared on the Company’s common stock.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s Board of Directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business.   Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Service guidelines.

Earnings Call

The Company will host a conference call to discuss second quarter 2011 results on August 8, 2011, at 12:00 p.m. EDT (9:00 a.m. PDT). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-877-941-0844 (for domestic callers) or 1-480-629-9835 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that owns (excluding hotels held for sale) 32 hotels comprised of 13,206 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of August 8, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

The following table includes 2011 third quarter, fourth quarter and full year forecast data for the Valley River Inn, which was classified as held for sale as of June 30, 2011 due to its probable sale within the next year.

	Valley River Inn
	Q3 2011	Q4 2011	FY 2011
	(unaudited, $ in thousands)

Total Revenue	$2,600	$2,400	$10,400

Hotel Net Income (Loss)	$100	$(100)	$100
Plus: Depreciation	200	200	900
Plus: Interest Expense	200	200	600
Hotel Adjusted EBITDA	$500	$300	$1,600

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) non-controlling interests; (2) preferred stock dividends; (3) interest expense; (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA is set forth on page 9.  Reconciliations and the components of comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin are set forth on pages 11 and 12. We believe comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding non-controlling interests, gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.  A reconciliation of income available (loss attributable) to common stockholders to FFO and Adjusted FFO is set forth on page 9.

The revenue and expense items associated with our commercial laundry facility, BuyEfficient and other miscellaneous non-hotel items have been shown below the hotel EBITDA line in presenting comparable portfolio hotel EBITDA margins. Management believes the calculation of comparable portfolio hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 32 hotel comparable portfolio. See pages 11 and 12 for reconciliations of comparable portfolio hotel EBITDA to the most comparable GAAP measure. Our 32 hotel comparable portfolio includes all hotels owned by the Company as of June 30, 2011, excluding the Valley River Inn, which has been classified as held for sale as of June 30, 2011 and included in discontinued operations for all periods presented due to its probable sale within the next year. The 32 hotel comparable portfolio also includes results for the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel in June 2010, as well as prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, and the Hilton San Diego Bayfront acquired by the Company in April 2011.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable portfolio hotel EBITDA and comparable portfolio hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$144,728	$276,034
Restricted cash	61,143	54,954
Accounts receivable, net	36,760	17,285
Due from affiliates	3	44
Inventories	2,276	2,101
Prepaid expenses	6,036	7,808
Investment in hotel properties of discontinued operations, net	14,986	131,404
Investment in other real estate of discontinued operations, net	88	896
Other current assets of discontinued operations, net	2,783	5,128
Total current assets	268,803	495,654

Investment in hotel properties, net	2,813,937	1,902,819
Other real estate, net	11,640	11,116
Investments in unconsolidated joint ventures	-	246
Deferred financing fees, net	12,260	8,855
Interest rate cap derivative agreements	22	-
Goodwill	13,088	4,673
Other assets, net	111,840	12,743

Total assets	$3,231,590	$2,436,106

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$28,044	$20,889
Accrued payroll and employee benefits	17,013	12,674
Due to Third-Party Managers	5,942	7,573
Dividends payable	7,310	5,137
Other current liabilities	27,662	16,907
Current portion of notes payable	292,189	16,196
Note payable of discontinued operations	11,629	11,773
Other current liabilities of discontinued operations, net	971	21,600
Total current liabilities	390,760	112,749

Notes payable, less current portion	1,379,356	1,115,334
Interest rate swap derivative agreement	501	-
Other liabilities	10,263	8,724
Total liabilities	1,780,880	1,236,807

Commitments and contingencies	-	-

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at June 30, 2011 and December 31, 2010, liquidation preference of $24.375 per share	100,000	100,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at June 30, 2011 and December 31, 2010, stated at liquidation preference of $25.00 per share	176,250	176,250
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at June 30, 2011 and zero issued and outstanding at December 31, 2010, stated at liquidation preference of $25.00 per share	115,000	-
Common stock, $0.01 par value, 500,000,000 shares authorized, 117,242,818 shares issued and outstanding at June 30, 2011 and 116,950,504 shares issued and outstanding at December 31, 2010	1,172	1,170
Additional paid in capital	1,311,037	1,313,498
Retained earnings	119,613	29,593
Cumulative dividends	(430,522)	(418,075)
Accumulated other comprehensive loss	(3,137)	(3,137)
Total stockholders’ equity	1,289,413	1,099,299
Non-controlling interest in consolidated joint ventures	61,297	-
Total equity	1,350,710	1,099,299

Total liabilities and equity	$3,231,590	$2,436,106

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues
Room	$150,280	$106,805	$256,760	$196,106
Food and beverage	51,043	39,374	90,328	76,535
Other operating	16,931	11,214	30,224	22,538
Total revenues	218,254	157,393	377,312	295,179
Operating expenses
Room	35,837	26,354	64,888	50,345
Food and beverage	36,106	28,244	65,832	55,112
Other operating	6,229	5,549	12,188	11,379
Advertising and promotion	10,365	7,773	18,987	15,006
Repairs and maintenance	8,249	6,473	15,521	12,795
Utilities	7,232	5,432	14,077	11,157
Franchise costs	7,484	5,636	12,734	10,151
Property tax, ground lease and insurance	14,573	10,516	28,565	20,683
Property general and administrative	25,225	18,434	45,245	35,154
Corporate overhead	6,316	5,132	13,973	9,708
Depreciation and amortization	32,659	22,974	58,881	46,221
Property and goodwill impairment losses	-	1,943	-	1,943
Total operating expenses	190,275	144,460	350,891	279,654
Operating income	27,979	12,933	26,421	15,525
Equity in earnings of unconsolidated joint ventures	-	163	21	275
Interest and other income	1,320	99	1,429	270
Interest expense	(21,153)	(16,851)	(38,937)	(36,729)
Gain on remeasurement of equity interests	-	-	69,230	-
Income (loss) from continuing operations	8,146	(3,656)	58,164	(20,659)
Income (loss) from discontinued operations	30,783	3,964	32,100	(124)
Net income (loss)	38,929	308	90,264	(20,783)
Income from consolidated joint venture attributable to non-controlling interest	(244)	-	(244)	-
Distributions to non-controlling interest	(7)	-	(14)	-
Preferred stock dividends and accretion	(7,310)	(5,187)	(12,447)	(10,374)
Undistributed income allocated to unvested restricted stock compensation	(291)	-	(717)	-
Income available (loss attributable) to common stockholders	$31,077	$(4,879)	$76,842	$(31,157)

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$-	$(0.09)	$0.38	$(0.32)
Income from discontinued operations	0.27	0.04	0.28	-
Basic income available (loss attributable) to common stockholders per common share	$0.27	$(0.05)	$0.66	$(0.32)

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$-	$(0.09)	$0.38	$(0.32)
Income from discontinued operations	0.26	0.04	0.28	-
Diluted income available (loss attributable) to common stockholders per common share	$0.26	$(0.05)	$0.66	$(0.32)

Weighted average common shares outstanding:
Basic	117,227	97,188	117,151	97,118
Diluted	117,314	97,188	117,267	97,118

Dividends declared per common share	$-	$-	$-	$-

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Income available (loss attributable) to common stockholders	$31,077	$(4,879)	$76,842	$(31,157)
Income from consolidated joint venture attributable to non-controlling interest	244	-	244	-
Distributions to non-controlling interest	7	-	14	-
Preferred stock dividends	7,310	5,187	12,447	10,374
Undistributed income allocated to unvested restricted stock compensation	291	-	717	-
Operations held for investment:
Depreciation and amortization	32,659	22,974	58,881	46,221
Amortization of lease intangibles	999	150	1,936	150
Interest expense	19,120	16,024	35,986	32,802
Interest expense - default rate	-	120	-	884
Amortization of deferred financing fees	812	303	1,425	793
Write-off of deferred financing fees	-	123	-	1,585
Loan penalties and fees	-	36	-	174
Non-cash interest related to discount on Senior Notes	261	245	522	491
Non-cash interest related to loss on derivatives, net	960	-	1,004	-
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(244)	-	(244)	-
Depreciation and amortization	(1,184)	-	(1,184)	-
Interest expense	(456)	-	(456)	-
Amortization of deferred financing fees	(47)	-	(47)	-
Non-cash interest related to loss on derivative	(28)	-	(28)	-
Unconsolidated joint ventures:
Depreciation and amortization	-	13	3	27
Discontinued operations:
Depreciation and amortization	258	1,834	1,951	3,962
Interest expense	157	2,634	314	5,728
Interest expense - default rate	-	2,078	-	4,354
Amortization of deferred financing fees	3	135	6	272
Loan penalties and fees	-	303	-	645
EBITDA	92,199	47,280	190,333	77,305

Operations held for investment:
Amortization of deferred stock compensation	929	686	1,473	1,648
Gain on sale of assets	(56)	-	(56)	-
Gain on remeasurement of equity interests	-	-	(69,230)	-
Closing costs - completed acquisitions	633	-	3,372	-
Impairment loss	-	1,943	-	1,943
Unconsolidated joint ventures:
Amortization of deferred stock compensation	-	7	2	17
Discontinued operations:
Gain on sale of assets	(14,018)	-	(14,018)	-
Impairment loss	1,495	-	1,495	-
Gain on extinguishment of debt	(18,145)	(6,747)	(18,145)	(6,747)
	(29,162)	(4,111)	(95,107)	(3,139)

Adjusted EBITDA	$63,037	$43,169	$95,226	$74,166

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$31,077	$(4,879)	$76,842	$(31,157)
Income from consolidated joint venture attributable to non-controlling interest	244	-	244	-
Distributions to non-controlling interest	7	-	14	-
Undistributed income allocated to unvested restricted stock compensation	291	-	717	-
Operations held for investment:
Real estate depreciation and amortization	32,359	22,843	58,304	45,952
Amortization of lease intangibles	999	150	1,936	150
Gain on sale of assets	(56)	-	(56)	-
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(244)	-	(244)	-
Real estate depreciation and amortization	(1,184)	-	(1,184)	-
Discontinued operations:
Real estate depreciation and amortization	258	1,834	1,951	3,962
Gain on sale of assets	(14,018)	-	(14,018)	-
FFO available to common stockholders	49,733	19,948	124,506	18,907

Operations held for investment:
Interest expense - default rate	-	120	-	884
Write-off of deferred financing fees	-	123	-	1,585
Loan penalties and fees	-	36	-	174
Non-cash interest related to loss on derivatives, net	960	-	1,004	-
Gain on remeasurement of equity interests	-	-	(69,230)	-
Closing costs - completed acquisitions	633	-	3,372	-
Impairment loss	-	1,943	-	1,943
Non-controlling interests:
Non-cash interest related to loss on derivative	(28)	-	(28)	-
Discontinued operations:
Interest expense - default rate	-	2,078	-	4,354
Loan penalties and fees	-	303	-	645
Impairment loss	1,495	-	1,495	-
Gain on extinguishment of debt	(18,145)	(6,747)	(18,145)	(6,747)
	(15,085)	(2,144)	(81,532)	2,838

Adjusted FFO available to common stockholders	$34,648	$17,804	$42,974	$21,745

FFO available to common stockholders per diluted share	$0.42	$0.20	$1.06	$0.19

Adjusted FFO available to common stockholders per diluted share	$0.30	$0.18	$0.37	$0.22

Basic weighted average shares outstanding	117,227	97,188	117,151	97,118
Shares associated with unvested restricted stock awards	87	421	116	379
Diluted weighted average shares outstanding (1)	117,314	97,609	117,267	97,497

(1) Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.  On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.42 and $0.21, respectively, for the three months ended June 30, 2011 and 2010, and $1.05 and $0.22, respectively, for the six months ended June 30, 2011 and 2010.  On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.30 and $0.19, respectively, for the three months ended June 30, 2011 and 2010, and $0.38 and $0.25, respectively, for the six months ended June 30, 2011 and 2010.

Sunstone Hotel Investors, Inc.

Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

Guidance for Full Year 2011(1)

(Unaudited and in thousands except per share amounts)

Reconciliation of Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited and in thousands except per share amounts)

	Year Ended
	December 31, 2011
	Low	High

Loss attributable to common stockholders	$(41,700)	$(30,700)
Preferred stock dividends	27,300	27,300
Operations held for investment:
Depreciation and amortization	129,000	129,000
Amortization of lease intangibles	4,000	4,000
Interest expense	78,000	78,000
Amortization of deferred financing fees	2,800	2,800
Non-cash interest related to discount on Senior Notes	1,000	1,000
Amortization of deferred stock compensation	2,600	2,600
Adjusted EBITDA	$203,000	$214,000

Reconciliation of Loss Attributable to Common Stockholders to Adjusted FFO

Loss attributable to common stockholders	$(41,700)	$(30,700)
Operations held for investment:
Real estate depreciation and amortization	128,500	128,500
Amortization of lease intangibles	4,000	4,000
Adjusted FFO available to common stockholders	$90,800	$101,800

Adjusted FFO available to common stockholders per diluted share	$0.77	$0.87

Diluted weighted average shares outstanding	117,600	117,600

(1) Guidance for the full  year 2011 includes the Company’s 32 hotel portfolio held for investment, excluding the Valley River Inn from Q3 and Q4 2011.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010

	Actual (1)	Acquired Hotel (2)	Comparable (3)	Actual (4)	Reacquired Hotel (5)	Acquired Hotels (6)	Comparable (7)
Number of Hotels	32		32	29		3	32
Number of Rooms	13,206		13,206	11,062		2,144	13,206

Hotel EBITDA Margin (8)	31.3%	30.7%	31.3%	27.5%	11.1%	33.3%	28.5%
Hotel EBITDA Margin adjusted for prior year property tax assessment (9)	30.9%		30.9%	27.5%			28.5%

Hotel Revenues
Room revenue	$150,280	$2,510	$152,790	$106,805	$2,482	$33,217	$142,504
Food and beverage revenue	51,043	1,272	52,315	39,374	1,477	9,122	49,973
Other operating revenue	12,239	282	12,521	8,101	113	4,113	12,327
Total Hotel Revenues	213,562	4,064	217,626	154,280	4,072	46,452	204,804

Hotel Expenses
Room expense	36,044	582	36,626	26,669	712	7,413	34,794
Food and beverage expense	36,155	873	37,028	28,292	1,158	6,479	35,929
Other hotel expense	50,572	1,034	51,606	38,853	1,151	12,491	52,495
General and administrative expense	23,979	329	24,308	18,077	599	4,579	23,255
Total Hotel Expenses	146,750	2,818	149,568	111,891	3,620	30,962	146,473

Hotel EBITDA	66,812	1,246	68,058	42,389	452	15,490	58,331
Prior year property tax assessment	(915)	-	(915)	-	-	-	-
Hotel EBITDA adjusted for prior year property tax assessment	65,897	1,246	67,143	42,389	452	15,490	58,331

Non-hotel operating income	1,141	-	1,141	828	-	-	828
Amortization of lease intangibles	(999)	-	(999)	(150)	-	(1,007)	(1,157)

Management company transition costs	-	-	-	(85)	-	-	(85)
Prior year property tax assessment	915	-	915	-	-	-	-
Corporate overhead	(6,316)	-	(6,316)	(5,132)	-	-	(5,132)
Depreciation and amortization	(32,659)	(917)	(33,576)	(22,974)	(255)	(7,261)	(30,490)
Property and goodwill impairment losses	-	-	-	(1,943)			(1,943)
Operating Income	27,979	329	28,308	12,933	197	7,222	20,352

Equity in earnings of unconsolidated joint ventures	-	-	-	163	-	-	163
Interest and other income	1,320	-	1,320	99	-	-	99
Interest expense	(21,153)	(312)	(21,465)	(16,851)	-	(3,966)	(20,817)
Income from discontinued operations	30,783	-	30,783	3,964	-	-	3,964
Net Income	$38,929	$17	$38,946	$308	$197	$3,256	$3,761

(1)

Actual represents the Company’s ownership results for the 32 hotels held for investment as of June 30, 2011. Excludes the Royal Palm Miami Beach which was sold in April 2011, and the Valley River Inn which has been classified as held for sale as of June 30, 2011 and included in discontinued operations for the three months ended June 30, 2011 due to its probable sale within the next year.

(2)	Acquired Hotel represents prior ownership results for the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.
(3)	Comparable represents the Company’s ownership results and prior ownership results for the 32 comparable hotels held for investment as of June 30, 2011.
(4)

Actual represents the Company’s ownership results for the 29 hotels held for investment as of June 30, 2010. Excludes the Valley River Inn, which has been classified as held for sale as of June 30, 2011 and included in discontinued operations for the three months ended June 30, 2010 due to its probable sale within the next year, and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations for the three months ended June 30, 2010 due to their deed back to the lender in November 2010. Room count as of June 30, 2010 has been adjusted by 6 additional rooms which were added to the Courtyard by Marriott Los Angeles Airport during the second quarter of 2011.

(5)	Reacquired Hotel represents operating results for the Renaissance Westchester while it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010.
(6)

Acquired Hotels represents prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(7)

Comparable represents the Company’s ownership results for the 29 hotels held for investment as of June 30, 2010, plus the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(8)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.
(9)

Hotel EBITDA Margin for the three months ended June 30, 2011 includes the additional benefit of $0.9 million due to prior year property tax refunds, net of appeal fees. Without this benefit, Comparable Hotel EBITDA Margin for the three months ended June 30, 2011 would have been 30.9%, or 240 basis points higher than the three months ended June 30, 2010.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010

	Actual (1)	Acquired Hotels (2)	Comparable (3)	Actual (4)	Reacquired Hotel (5)	Acquired Hotels (2)	Comparable (6)
Number of Hotels	32		32	29		3	32
Number of Rooms	13,206		13,206	11,062		2,144	13,206

Hotel EBITDA Margin (7)	26.9%	32.3%	27.4%	24.9%	10.9%	31.4%	26.1%
Hotel EBITDA Margin adjusted for prior year property tax assessment (8)	26.7%		27.3%	24.9%			26.1%
Hotel EBITDA Margin adjusted for hotels undergoing renovation (9)	27.6%		28.1%	24.9%			26.1%

Hotel Revenues
Room revenue	$256,760	$24,150	$280,910	$196,106	$4,931	$60,692	$261,729
Food and beverage revenue	90,328	11,753	102,081	76,535	3,114	19,827	99,476
Other operating revenue	21,412	2,873	24,285	16,428	240	7,679	24,347
Total Hotel Revenues	368,500	38,776	407,276	289,069	8,285	88,198	385,552

Hotel Expenses
Room expense	65,329	5,926	71,255	51,070	1,417	13,878	66,365
Food and beverage expense	65,931	7,589	73,520	55,168	2,355	13,288	70,811
Other hotel expense	95,153	9,120	104,273	76,296	2,403	24,509	103,208
General and administrative expense	42,937	3,597	46,534	34,548	1,203	8,785	44,536
Total Hotel Expenses	269,350	26,232	295,582	217,082	7,378	60,460	284,920

Hotel EBITDA	99,150	12,544	111,694	71,987	907	27,738	100,632
Prior year property tax assessment	(600)	-	(600)	-	-	-	-
Hotel EBITDA adjusted for prior year property tax assessment	98,550	12,544	111,094	71,987	907	27,738	100,632

Total Hotel Revenues of hotels undergoing renovation	(24,325)	-	(24,325)	-	-	-	-
Total Hotel Expenses of hotels undergoing renovation	20,862	-	20,862	-	-	-	-
EBITDA of hotels undergoing renovation	(3,463)	-	(3,463)	-	-	-	-
Hotel EBITDA adjusted for hotels undergoing renovation	95,087	12,544	107,631	71,987	907	27,738	100,632

Non-hotel operating income	2,143	-	2,143	1,645	-	-	1,645
Amortization of lease intangibles	(1,936)	(140)	(2,076)	(150)	-	(2,014)	(2,164)
Management company transition costs	(82)	-	(82)	(85)	-	-	(85)
Prior year property tax assessment	600	-	600	-	-	-	-
EBITDA of hotels undergoing renovation	3,463	-	3,463	-	-	-	-
Corporate overhead	(13,973)	-	(13,973)	(9,708)	-	-	(9,708)
Depreciation and amortization	(58,881)	(6,308)	(65,189)	(46,221)	(561)	(14,523)	(61,305)
Property and goodwill impairment losses	-	-	-	(1,943)			(1,943)
Operating Income	26,421	6,096	32,517	15,525	346	11,201	27,072

Equity in earnings of unconsolidated joint ventures	21	-	21	275	-	-	275
Interest and other income	1,429	-	1,429	270	-	-	270
Interest expense	(38,937)	(3,008)	(41,945)	(36,729)	-	(7,809)	(44,538)
Gain on remeasurement of equity interests	69,230	-	69,230	-	-	-	-
Income (loss) from discontinued operations	32,100	-	32,100	(124)	-	-	(124)
Net Income (Loss)	$90,264	$3,088	$93,352	$(20,783)	$346	$3,392	$(17,045)

(1)

Actual represents the Company’s ownership results for the 32 hotels held for investment as of June 30, 2011. Excludes the Royal Palm Miami Beach which was sold in April 2011, and the Valley River Inn which has been classified as held for sale as of June 30, 2011 and included in discontinued operations for the six months ended June 30, 2011 due to its probable sale within the next year.

(2)

Acquired Hotels represents prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(3)	Comparable represents the Company’s ownership results and prior ownership results for the 32 comparable hotels held for investment as of June 30, 2011.

(4)

Actual represents the Company’s ownership results for the 29 hotels held for investment as of June 30, 2010. Excludes the Valley River Inn which has been classifed as held for sale as of June 30, 2011 and included in discontinued operations for the six months ended June 30, 2010 due to its probable sale within the next year, as well as the Marriott Ontario Airport sold by the receiver in August 2010, and eight hotels included in the Mass Mutual portfolio deeded back to the lender in November 2010, which have been reclassified as discontinued operations for the six months ended June 30, 2010. Room count as of June 30, 2010 has been adjusted by 6 additional rooms which were added to the Courtyard by Marriott Los Angeles Airport during the second quarter of 2011.

(5)	Reacquired Hotel represents operating results for the Renaissance Westchester while it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010.
(6)

Comparable represents the Company’s ownership results for the 29 hotels held for investment as of June 30, 2010, plus the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(7)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.
(8)

Hotel EBITDA Margin for the six months ended June 30, 2011 includes the additional benefit of $0.9 million due to prior year property tax refunds, net of appeal fees, less additional expense of $0.3 million due to a prior year property tax assessment. Without this net benefit, Comparable Hotel EBITDA Margin for the six months ended June 30, 2011 would have been 27.3%, or 120 basis points higher than the six months ended June 30, 2010.

(9)

Hotel EBITDA Margins for the six months ended June 30, 2011 and 2010 are impacted by nine hotels which are currently under renovation. Without the impact of this renovation displacement, Comparable Hotel EBITDA Margin would have been 28.1% and 26.1%, respectively, for the six months ended June 30, 2011 and 2010.